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                                                                     EXHIBIT NO.
                                                                     -----------
                                                                         99.1

                                                 FOR IMMEDIATE RELEASE

                                                 MEDIA AND INVESTOR CONTACT:
                                                 PAT MAWHINNEY OR MICHAEL WAGER
                                                 303.222.1000

                NAVIDEC, INC. ANNOUNCES STOCK REPURCHASE PROGRAM

GREENWOOD VILLAGE, COLO., OCTOBER 12, 2000-- eBusiness solutions and services provider Navidec, Inc. (Nasdaq: NVDC) today announced that its board of directors authorized the repurchase by the Company of up to 1,000,000 shares of its common stock. Navidec has approximately 11,200,000 shares outstanding.

"The current price for our common stock does not reflect the true value of our Company, its results or our future prospects," said Chief Financial Officer Pat Mawhinney. "Therefore our board of directors and management believe that a repurchase of our common stock is a necessary and prudent step."

The shares will be repurchased in the open market from time to time, depending on market conditions.

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ABOUT NAVIDEC, INC.
Navidec Inc. (Nasdaq: NVDC) is a leading provider of innovative eBusiness solutions and services. Using its proprietary NPact process, Navidec defines, builds and manages Internet, intranet and extranet solutions that enable its clients to transform their traditional businesses into eBusiness. In addition, Navidec develops reusable software modules, packaged Internet solutions and complete eBusiness models. Navidec's corporate web site is http://www.navidec.com. For more information contact Navidec Inc. at 303-222-1000.